Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-125990, 333-128841, 333-130946, 333-136906, 333-136907, 333-146515, and 333-146282) of ev3 Inc. of our report dated March 3, 2006, relating to the financial statements and the financial statement schedule which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 12, 2008